UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 2, 2008

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	0-27527	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany-Shaker Road, Latham, New York 12110

(Address of Principal Executive Offices) (Zip Code)

(518) 782-7700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Effective April 8, 2008, the Board of Directors of Plug Power Inc. (the “Company”) appointed Andrew Marsh as the Company’s President and Chief Executive Officer and as a member of the Company’s Board of Directors. Prior to joining the Company, Mr. Marsh, 52, was the Co-Founder, Chief Executive Officer and a member of the Board of Directors of Valere Power, a leading provider of direct current power distribution systems for the telecommunications industry, from its founding in 2001 until its sale in 2007 to Eltek ASA. In those positions, Mr. Marsh helped build a global operation with over 200 employees and grow Valere Power’s revenue from $1.2 million in 2002 to $90 million in 2006. Prior to co-founding Valere Power, Mr. Marsh spent almost 18 years in various positions at Lucent Bell Laboratories, finally as Technical Director managing 100 engineers and scientists working on over 30 projects. Mr. Marsh is a member of the Board of Directors of Power Distribution Inc., a privately held company in Richmond, Virginia. Mr. Marsh holds an MBA from Southern Methodist University, a Master of Science in Electrical Engineering from Duke University and a Bachelor of Science in Electrical Engineering Technology from Temple University. On April 7, 2008, the Company issued a press release regarding the appointment of Mr. Marsh. The press release is attached as Exhibit 99.1 hereto.

In connection with his employment, on April 7, 2008, the Company and Mr. Marsh entered into an employment agreement (the “Employment Agreement”). The Employment Agreement provides for an initial base salary of $ 375,000 per annum, an initial grant of options to purchase 400,000 shares of the Company’s common stock, which will be subject to annual vesting on a pro rata basis over the next three years, subject to his continued employment, and reasonable house-hunting and relocation expenses related to Mr. Marsh’s relocation from Texas to Albany, NY. Under the terms of the Employment Agreement, Mr. Marsh will also be eligible to receive an annual bonus (for fiscal 2008 the potential bonus is up to 50% of his base salary) pursuant to the Plug Power Executive Incentive Plan and to participate in the Company’s 1999 Stock Option and Incentive Plan (the “Plan”). The Employment Agreement an initial one-year term, with unlimited additional one-year terms unless either party gives 90 days notice prior to the termination of any such term that it does not wish to extend the agreement. If Mr. Marsh’s employment is terminated without “cause,” Mr. Marsh is entitled to: (i) a lump sum cash payment equal to the sum of his base salary and annual bonus for the immediately preceding fiscal year; (ii) 12 month acceleration of vesting of equity-based awards (iii) continued welfare benefits for 12 months; and (iv) reimbursement of reasonable legal fees incurred by Mr. Marsh in enforcing his rights under the Employment Agreement. If, within 12 months after a “change of control,” Mr. Marsh’s employment is terminated without “cause” or Mr. Marsh terminates his employment for “good reason,” Mr. Marsh is entitled to: (i) a lump sum cash payment equal to three times the sum of his base salary for the immediately preceding fiscal year and his average annual bonus for the three immediately preceding fiscal years (or his annual bonus for the fiscal year preceding the “change in control,” if greater); (ii) 12 month acceleration of vesting of equity-based awards (iii) continued welfare benefits for 12 months; and (iv) reimbursement of reasonable legal fees incurred by Mr. Marsh in enforcing his rights under the Employment Agreement. During his employment and for a period of two years following any termination of employment, Mr. Marsh is subject to non-solicitation of clients and non-competition requirements. The terms of Mr. Marsh’s employment are qualified in their entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto.

In connection with the hiring of Mr. Marsh, and pursuant to the terms of the Employment Agreement, the Company and Mr. Marsh agreed to enter into a Non-Qualified Stock Agreement (the “Stock Option Agreement”) under the Plan upon commencement of his employment with the Company, pursuant to which the Company will grant Mr. Marsh options to purchase 400,000 shares of the Company’s common stock. The exercise price of the options shall be the closing price of the Company’s common stock on the NASDAQ Global Market on the date of grant. The Stock Option Agreement will provide that the shares vest one-third (1/3) on each of the first, second and third anniversaries of the date of grant, so long as Mr. Marsh’s employment with the Company is not terminated prior to such dates. The Stock Option Agreement is substantially in the form filed as Exhibit 10.2 hereto.

Finally, in connection with the hiring of Mr. Marsh, the Company entered into an indemnification agreement with Mr. Marsh. The indemnification agreement requires, among other matters, that the Company indemnify Mr. Marsh to the fullest extent permitted by law and advance to Mr. Marsh all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under this agreement, the Company must also indemnify and advance all expenses incurred by Mr. Marsh in seeking to enforce his rights under the indemnification agreement and may cover Mr. Marsh under directors’ and officers’ liability insurance. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides additional assurance to Mr. Marsh that indemnification will be available because, as a contract, it cannot be modified unilaterally in the future by the Company’s Board of Directors or its stockholders to eliminate the rights it provides. The foregoing summary is qualified in its entirety by reference to the Company’s form of indemnification agreement, which is filed as Exhibit 99.3 to the Company’s Current Report on Form 8-K filed on June 29, 2006 and incorporated herein by reference.

On April 2, 2008, Roger B. Saillant retired as President, Chief Executive Officer and as a member of the Board of Directors of the Company effective as of the close of business on April 7, 2008 (the “Retirement Date”). In connection with his retirement, the Company and Dr. Saillant entered into a retirement agreement on April 2, 2008. The retirement agreement provides for Dr. Saillant to receive a retirement payment, in the amount of $1,494,966, on the date that is six months and one week after the Retirement Date. The majority of the retirement payment, $1,169,966, is required under the terms of Dr. Saillant’s 2000 employment agreement with the Company and is intended to make Dr. Saillant whole for the retirement benefits he gave up by leaving Visteon Corp. to join the Company in 2000. The retirement agreement also provides that Mr. Saillant will, for the period of twelve months subsequent to the Retirement Date, make himself available to the Company’s Chief Executive Officer to advise on transition matters, and the Company shall compensate him for such services at the rate of $1,000 per day of service. The terms of Mr. Saillant’s retirement agreement are qualified in their entirety by reference to the retirement agreement, a copy of which is filed as Exhibit 99.2 hereto.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title
10.1	Employment Agreement, dated as of April 7, 2008, by and between Andrew Marsh and Plug Power Inc.

10.2	Form of Non-Qualified Stock Option Agreement for Employees

99.1	Press Release of Plug Power Inc. dated April 7, 2008

99.2	Retirement Agreement, dated as of April 2, 2008, by and between Roger B. Saillant and Plug Power Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.

Date: April 7, 2008	By:	/s/ Gerald A. Anderson
Gerald A. Anderson
Chief Financial Officer